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                                                                EXHIBIT 10.02(a)


                                   AGREEMENT

                 AGREEMENT, dated as of December 22, 1993 (this "Agreement"), between ALLEGHANY CORPORATION, a Delaware corporation (the "Company"), and the undersigned officer of the Company ("Participant").

                              W I T N E S S E T H:


                 WHEREAS, the Company has heretofore adopted the Alleghany Corporation 1983 Long-Term Incentive Plan (the "1983 Plan"); and

                 WHEREAS, Participant was awarded performance shares under the 1983 Plan (the "1990 Performance Shares"), the payout with respect to which is based upon the average annual compound growth (the "1990-1993 Average Annual Compound Growth") in the Company's Earnings Per Share (as defined pursuant to the 1983 Plan) during the four-year award period commencing January 1, 1990; and

                 WHEREAS, the 1990-1993 Average Annual Compound Growth will not be finally determinable until the completion of the Company's audited financial statements for the year ending December 31, 1993 (the "1993 Audited Financial Statements"); and





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            WHEREAS, the Company desires, and has taken the necessary
corporate action, to pay to Participant in 1993 the projected amount payable in respect of the 1990 Performance Shares, on the condition that Participant enter into this Agreement providing for (i) Participant's consent to the amendment by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") of the terms and provisions governing the 1990 Performance Shares to permit Participant's payout to be made in 1993 in respect of such 1990 Performance Shares, and (ii) the repayment to the Company of any amount in excess of that amount to which Participant is entitled upon completion of the 1993 Audited Financial Statements.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and promises contained herein and in the 1983 Plan, and subject thereto, the parties hereto agree as follows:

            1. Participant hereby consents to the amendment by the Compensation Committee of the terms and provisions governing the 1990 Performance Shares to permit Participant's payout to be made in 1993 in respect of such 1990 Performance Shares.


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                 2. The Company has calculated the projected amount payable
(the "Projected Amount") in respect of the 1990 Performance Shares based upon a projected 1990-1993 Average Annual Compound Growth of 20.5 percent.

                 3. In the event that the Company pays the Projected Amount to Participant in 1993, and the final 1990-1993 Average Annual Compound Growth is below 12 percent, based upon the 1993 Audited Financial Statements, then the Company shall send a notice to Participant setting forth such final determination, the amount of cash and the number of shares of common stock of the Company to which Participant is finally entitled in respect of the 1990 Performance Shares (the "Final Amount"), and the difference between the Projected Amount and the Final Amount (the "Notice"). These determinations shall be final and binding unless otherwise determined by the Board of Directors of the Company and shall be made in accordance with the terms and provisions governing the 1990 Performance Shares using December 14, 1993 as the payment date.

                 4. In the event that Participant receives the Notice, Participant hereby agrees to repay to the Company, within five (5) business days of such receipt, that amount of cash (payable in cash or personal check) and that number of


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shares of common stock of the Company equal to the difference between the
Projected Amount and the Final Amount.

                 5. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, assigns, heirs and personal representatives, as the case may be.

                 6. This Agreement shall be construed and administered according to the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                                                ALLEGHANY CORPORATION



                                                By/s/ Peter R. Sismondo
                                                  ---------------------------
                                                  Name:  Peter R. Sismondo
                                                  Title: Vice President,
                                                         Controller and
                                                         Assistant Secretary




                                                /s/ David B. Cuming
                                                -----------------------------
                                                     (Participant)




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